SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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WATERSIDE CAPITAL CORPORATION

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WATERSIDE CAPITAL CORPORATION

A Small Business Investment Company

500 East Main Street, Suite 800

Norfolk, Virginia 23510

October 25, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Waterside Capital Corporation that will be held at 150 West Main Street, Suite 2100, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on November 20, 2007. At the meeting, you will be asked to elect 7 Directors to serve one-year terms and to ratify the appointment of PKF Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2008.

Enclosed are a Notice of the Annual Meeting, a Proxy Card, and a Proxy Statement containing information about the matters to be acted upon at the meeting. Directors and officers of the Company as well as a representative of PKF Witt Mares, PLC, our independent auditor, will be present at the annual meeting to respond to any shareholder questions.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. Accordingly, we urge you to sign and date the enclosed Proxy Card and promptly return it to us in the enclosed, self-addressed, postage-paid envelope, even if you are planning to attend the meeting. If you attend the meeting, you may vote in person, even if you have previously returned a Proxy Card. The Board of Directors encourages you to vote FOR all the matters to be considered at the annual meeting.

We look forward to the 2007 Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

Sincerely,

/s/ Franklin P. Earley
FRANKLIN P. EARLEY,
Chief Executive Officer

WATERSIDE CAPITAL CORPORATION

500 EAST MAIN STREET, SUITE 800

NORFOLK, VIRGINIA 23510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 20, 2007

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the 2007 Annual Meeting of Shareholders of Waterside Capital Corporation (the “Company”) will be held at 150 West Main Street, Suite 2100, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on November 20, 2007 for the following purposes:

1.	To elect 7 Directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To ratify the appointment of PKF Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2008; and

3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement. The Board of Directors has established the close of business on October 16, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1 and 2 above.

By Order of the Board of Directors

/s/ Julie H. Stroh
Julie H. Stroh, Secretary

Norfolk, Virginia

October 25, 2007

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

PROXY STATEMENT

This Proxy Statement and the enclosed Proxy Card (“proxy”) are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Waterside Capital Corporation (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 150 West Main Street, Suite 2100, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on November 20, 2007, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

Only shareholders of record at the close of business on October 16, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and proxy are being mailed to registered holders of the Common Stock of the Company on or about October 25, 2007.

Revocability of Proxy

Any shareholder who gives a proxy may still vote in person, if he or she so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Julie H. Stroh, in writing, or by filing a duly executed proxy bearing a later date. If your proxy is properly signed, received by the Company and not revoked by you, the shares to which it relates will be voted at the Annual Meeting in accordance with your instructions, if any.

Person Making the Solicitation

The Company is making this solicitation. The cost of soliciting proxies will be borne by the Company. The Company has retained Registrar and Transfer Company to assist in the solicitation of proxies from brokers and nominees and in the counting of proxies. The Company will pay Registrar and Transfer Company approximately $500 plus out-of-pocket expenses for this assistance. In addition to solicitation by mail, the Company will request banks, brokers, and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile or other means of electronic transmission from some shareholders if proxies are not received promptly, for which no additional compensation will be paid.

Voting Shares And Vote Required

On the Record Date, the Company had 1,915,548 shares of common stock outstanding, each share having one vote on each matter presented at the Annual Meeting. Only holders of the Company’s Common Stock of record at the close of business on October 16, 2007, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. A majority of votes cast is required to ratify the appointment of our independent auditor. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes will not be considered “votes cast” for any proposal at the Annual Meeting and therefore will have no effect on the election of Directors or ratification of the appointment of the Company’s independent auditor.

All shareholder meeting proxies, ballots, and tabulations that identify individual shareholders are kept confidential, and will not be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements. Votes will be counted and certified by Registrar and Transfer Company.

Unless specified otherwise, your proxy will be voted as follows:

1.	FOR the election of the 7 nominees to serve as Directors of the Company for a one-year term and until their respective successors are duly elected and qualified; and

2.	FOR the ratification of the appointment of PKF Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2008.

The Company is not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of 7 members. Directors serve for a term of one year and hold office until their successors are duly elected and qualified. The Board of Directors recommends that the 7 nominees listed below be elected to the Board of Directors. Proxies received will be voted for the election of these 7 nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominees may so indicate on the proxy. Each of the nominees has consented to be named as a nominee and has indicated his intent to serve if elected. If any nominee becomes unable to serve, the proxies will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

Six Directors resigned in fiscal year 2007. The Company accepted the resignations of Henry U. Harris, III and T. Richard Litton, Jr. on December 19, 2006. The Company accepted the resignation of Marvin S. Friedberg on May 1, 2007. The Company accepted the resignations of O. L. Everett, Roger L. Frost and J. Alan Lindauer on June 30, 2007. In addition to these resignations, Augustus C. Miller has informed the Company that he will not stand for re-election to the Board of Directors upon the conclusion of his current term at the Annual Meeting. Neither the resignations nor the decision not to stand for re-election was due to any disagreement with the Company.

There are no family relationships among any of the nominees, or among any of the nominees and any officer; however, Kenneth R. Lindauer, who was appointed to the Board of Directors effective July 1, 2007, is the son of J. Alan Lindauer. J. Alan Lindauer served as the Company’s Chief Executive Officer until March 31, 2007 and a Director of the Company until June 30, 2007. There is no understanding between any nominee and any other person pursuant to which the nominee was selected. Franklin P. Earley and Kenneth R. Lindauer are the only nominees who are “interested persons” within the meaning of § 2(a)(19) of the Investment Company Act of 1940, as amended (“Investment Company Act”). The following table sets forth certain information regarding the nominees.

Director Nominees

Name(1)	Age	Positions Held	Board Committee(s)	Term of Office Length of Time Served(2)	Principal Occupation(s) During Past 5 Years
James E. Andrews	69	Director	Audit	1997	Retired as Principal Owner of Anzell Automotive, Inc. and franchisor of automotive repair shops

J. W. Whiting Chisman, Jr.	66	Director	Audit Compensation Executive	1994	President, Dare Investment Company, a land developer and investor in equities

Eric L. Fox	60	Director	Audit	1993	Senior Portfolio Manager, UBS Financial Services, a financial services and investment firm and formerly Portfolio Manager, Paine Webber, an investment firm

Peter M. Meredith, Jr.	53	Director	Audit Compensation Executive	1994	Executive, Meredith Construction Company

Juan M. Montero, II	65	Director	—	1995	Retired physician, private practice of general and thoracic surgery

“Interested Person” Director Nominees

Franklin P. Earley(3)	60	Director and Chief Executive Officer	Executive	2007	Chief Executive Officer of the Company

Kenneth R. Lindauer(4)	42	Director	—	2007	President of Bayshore Beverage, Inc., a vending and food services company

(1)	All directors receive mail at the Company’s corporate executive offices at 500 East Main Street, Suite 800, Norfolk, Virginia 23510.
(2)	All directors serve one-year terms and hold office until their respective successors are duly elected and qualified.
(3)	Mr. Earley is an “interested person” of the Company within the meaning of § 2(a)(19) of the Investment Company Act by virtue of his serving as the Company’s Chief Executive Officer.
(4)	Kenneth R. Lindauer is an “interested person” of the Company within the meaning of § 2(a)(19) of the Investment Company Act because he is the son of J. Alan Lindauer, who is an affiliated person of the Company due to his ownership of more than 5% of the common stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE “FOR” THE DIRECTOR-NOMINEES SET FORTH ABOVE.

MANAGEMENT – BUSINESS HISTORY OF EXECUTIVE OFFICERS

Current Executive Officers

FRANKLIN P. EARLEY

Chief Executive Officer

Age – 60

Mr. Earley began working with the Company in August 2006 as its business development officer. Mr. Earley was appointed as the Company’s Chief Executive Officer on April 1, 2007. Prior to joining the Company, Mr. Earley was a regional president with Bank of America, with 37 years’ experience in commercial lending, risk management, and capital markets.

MARTIN N. SPERONI

President

Age – 42

Mr. Speroni was appointed as the Company’s President as of April 1, 2007. Prior to this appointment, Mr. Speroni served as the Company’s Director of Research for more than six years. Mr. Speroni received his MBA from Columbia University and his MA from the University of South Florida.

JULIE H. STROH

Chief Financial Officer, Treasurer and Secretary

Age – 36

Ms. Stroh began working with the Company on August 6, 2007 and was appointed as the Company’s Chief Financial Officer, Treasurer and Secretary on August 28, 2007. Ms. Stroh has seven years’ experience with the SBA and the SBIC program. Ms. Stroh managed the SBA’s distribution process for approximately 170 participating security venture capital funds. In this capacity, Ms. Stroh handled approximately $688 million in distributions related to participating securities SBICs in fiscal year 2006. Ms. Stroh received her MBA from Old Dominion University and is a CPA.

Former Executive Officers

J. ALAN LINDAUER

Chief Executive Officer and President – Through March 31, 2007

Age – 68

Mr. Lindauer served as the Company’s Chief Executive Officer and President from 1993 through March 31, 2007, at which time he retired and Mr. Earley was appointed as Chief Executive Officer and Mr. Speroni was appointed as President of the Company.

GERALD T. McDONALD

Chief Financial Officer, Treasurer and Secretary – Through August 27, 2007

Age – 60

Mr. McDonald served as the Company’s Chief Financial Officer, Treasurer and Secretary for over five years through August 27, 2007, when Ms. Stroh was appointed as the Company’s Chief Financial Officer, Treasurer and Secretary.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of October 16, 2007 relating to the beneficial ownership of the Company’s Common Stock by (i) each of the Company’s directors and each executive officer identified in the Summary Compensation Table below (“Named Executive Officers”) and (ii) all of the Company’s directors and executive officers as a group. Except for those Named Executive Officers, Directors and shareholders listed below, no person (or group of affiliated persons) other than J. Alan Lindauer is known by the Company to own beneficially more than 5% of the Common Stock.

Beneficial Ownership of Common Stock

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percent of Class(2)	Dollar Range of Equity Securities of the Company(2)
James E. Andrews	16,155		*	50,001 – 100,000
J.W. Whiting Chisman, Jr.	54,054		2.8	Over 100,000
Eric L. Fox	10,000		*	10,001 – 50,000
Gerald T. McDonald	0	(3)	*	None
Peter M. Meredith, Jr.	218,720	(4)	11.4	Over 100,000
Juan M. Montero, II	31,097	(5)	1.6	Over 100,000
Martin N. Speroni	43,393	(6)	2.3	Over 100,000
Julie H. Stroh	0	(7)	*	None
“Interested Persons”
J. Alan Lindauer	147,161	(8)	7.7	Over 100,000
Kenneth R. Lindauer	147,161	(9)	7.7	Over 100,000
Franklin P. Earley	0		*	None
All officers and directors as a Group (11 persons)	520,580	(10)	27.2	Over 100,000
Other Shareholders
MidSouth Investor Fund LP	176,833	(11)	9.2	Over 100,000

*	Less than one percent (1%)
(1)	All directors and the executive officers receive mail at the Company’s corporate executive offices at 500 East Main Street, Suite 800, Norfolk, Virginia 23510.
(2)	The number of shares and percentages shown in the table are as of October 16, 2007, and are based on the 1,915,548 shares of Common Stock outstanding on such date. Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), the same shares are not counted more than once in computing the aggregate number of shares owned by the officers and directors as a group. See Notes 8, 9 and 10 below. The dollar range of equity securities of the Company is based on a share price of $4.72, the last reported sale price of our Common Stock on the Nasdaq Capital Market on June 29, 2007, the last business day of the Company’s 2006 fiscal year.
(3)	Mr. McDonald served as the CFO of the Company through August 27, 2007.
(4)	Includes (i) 22,260 shares held by Meredith Realty Company, L.L.C., of which Mr. Meredith is a member, (ii) 70,924 shares held by Pomar Holding Company, L.L.C., of which Mr. Meredith is a member, (iii) 27,118 shares owned by Mr. Meredith’s wife, and (iv) 22,052 shares held in trust for the benefit of Mr. Meredith’s children.
(5)	All except 109 shares are held by Juan M. Montero II M.D. P.C. Profit Sharing and Money Purchase Pension Plan for benefit of Dr. Montero.
(6)	Includes 12,263 shares held under the Company’s 401(k) plan.
(7)	Ms. Stroh commenced serving as the CFO of the Company on August 28, 2007.
(8)	Includes 606 shares held by Kenneth R. Lindauer, J. Alan Lindauer’s son.
(9)	Includes 146,555 shares held by Mr. J. Alan Lindauer, Kenneth R. Lindauer’s father.
(10)	The aggregate number of shares of common stock reflects the overlapping shares held attributed to both Kenneth R. and J. Alan Lindauer.
(11)	The business address for MidSouth Investor Fund LP is 201 4th Avenue North, Suite 1950, Nashville, TN 37219.

Meetings and Committees of the Board of Directors

Meetings/Annual Meeting Attendance

The business of the Company is managed under the direction of the Board of Directors. The Executive Committee of the Board of Directors has been delegated the power, with certain exceptions, to act in place of the full Board during all periods between regular meetings of the Board. The Board of Directors held twelve (12) meetings during fiscal year 2007. All members of the Board of Directors except Mr. Earley and Kenneth R. Lindauer, are independent directors. In addition, J. Alan Lindauer was not an independent director during his term as a director. Each member of the Board of Directors attended at least 75% of the Board Meetings at which he was a Director during fiscal year 2007, other than Messers. Chisman, Everett, Friedberg, Frost and Miller. The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings; however Directors are encouraged to attend such meetings. During the Company’s last annual meeting of shareholders held on October 16, 2007, nine Board members were in attendance.

Committees

The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee. The Company’s Articles of Incorporation provide for the appointment by the Board of Directors of an Executive Committee comprised of not less than five nor more than nine members, all of whom must be members of the Board of Directors. The Executive Committee was constituted by the Board of Directors in December 1993 and, under Virginia law, may exercise all the authority of the Board of Directors except that it may not (i) approve or recommend to shareholders action that Virginia law requires to be approved by shareholders, (ii) fill vacancies on the Board of Directors or any committee, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal the Bylaws, (v) approve a plan of merger, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of the relative rights, preferences and limitations of a class or series of shares within limits specifically prescribed by the Board of Directors. The Executive Committee meets on call to review significant developments affecting the Company and to act on matters requiring approval. It also holds special meetings when an important matter requires action between scheduled meetings.

The Executive Committee held one meeting during fiscal year 2007. The members of the Executive Committee are Messrs. Chisman, Earley and Meredith. Prior to their resignations from the Board of Directors, J. Alan Lindauer and T. Richard Litton, Jr. were members of the Executive Committee.

The Audit Committee held two meetings during fiscal year 2007. Its members were Messrs. Andrews, Chisman, Fox and Meredith. See “Audit Committee Report” below.

The Compensation Committee makes recommendations to the Board of Directors as to, among other things, the compensation of the Chief Executive Officer, each officer who is also a director of the Company and designated other members of senior management, as well as new compensation and stock plans. The Compensation Committee held two meetings during fiscal year 2007. The members of the Compensation Committee are Messrs. Chisman and Meredith. See “Compensation Committee Report” below.

Director Nominations

The Board of Directors of the Company does not maintain a nominating committee; rather the entire Board is responsible for selecting nominees for election as Directors. The Company believes that the Board is able to fully consider and select qualified nominees for election to the Board without delegating that responsibility to a committee of independent Directors or adopting formal procedures. A majority of the independent Directors then serving on the Board must approve any nominee to be recommended by the Board to the Company’s shareholders.

The Board does not currently have a committee charter or written policy with regard to the nomination process. Candidates have traditionally been recommended to the Board by its members, and there is not a formal process for identifying or evaluating new director nominees. Any recommendations for potential Director nominees received from shareholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Nominations should be addressed to: Julie H. Stroh, Secretary, Waterside Capital Corporation, 500 East Main Street, Suite 800, Norfolk, Virginia 23510.

Qualifications for consideration as a Director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, community involvement, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters, and other particular skills and experience possessed by the individual.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four directors, each of whom is an “independent director” as that term is defined under Nasdaq Stock Market listing standards. To be an independent director under this definition, a director may not be an officer or an employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. Because we are an investment company registered under the Investment Company Act, any director who is an “interested person” of the Company within the meaning of § 2(a)(19) of the Investment Company Act will not be deemed independent under Nasdaq rules. The Company has designated Messrs. Andrews, Chisman, Fox and Meredith as its audit committee financial experts.

As discussed above, the Audit Committee held two meetings during fiscal year 2007. Responsibilities of the Audit Committee are set forth in its written Charter, which is reviewed and amended periodically by the Company’s Board of Directors, as appropriate and which is available on the Company’s website at http://www.watersidecapital.com/auditcharter.html. Among other things, the Audit Committee:

•	serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems;

•	appraises the efforts and effectiveness of the Company’s independent auditors, including their independence and professionalism;

•	provides an efficient means for communication among the Board of Directors, the independent auditors, and the Company’s financial and senior management;

•	monitors and reviews issues involving potential conflicts of interests and reviews and approves all related party transactions.

•	recommends to the Board of Directors the engagement of, and the fees to be paid to, the Company’s independent auditor; and

•	supervises the Company’s compliance with applicable legal and regulatory requirements.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions With Audit Committees). The Audit Committee discussed with the Company’s independent auditor the overall scope and specific plans for their respective audits.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the independent auditors. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Annual Report to Shareholders for the fiscal year ended June 30, 2007. The Audit Committee and the Board have also appointed, subject to shareholder ratification, the selection of the Company’s independent auditor, PKF Witt Mares, PLC.

•	James E. Andrews

•	J. W. Whiting Chisman, Jr.

•	Eric L. Fox

•	Peter M. Meredith, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below sets forth certain information regarding cash and other compensation paid during the fiscal years ended June 30, 2006 and 2007 to each of the Named Executive Officers (the Chief Executive Officer and the two highest compensated Officers receiving more than $100,000 in annual compensation) in all capacities in which they served.

2007 Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
J. Alan Lindauer(2)	2007	$91,806	$—	$—	$12,541	$104,347
CEO & President	2006	175,604	—	—	11,966	187,570

Franklin P. Earley(3)	2007	97,500	—	—	8,238	105,738
CEO

Martin N. Speroni(4)	2007	134,268	—	—	25,253	159,521
President	2006	127,712	—	—	9,089	136,801

Gerald T. McDonald(5)	2007	134,606	—	—	21,839	156,445
CFO, Treasurer & Secretary	2006	128,735	—	—	9,292	138,027

(1)

This Summary Compensation does not attempt to restate compensation figures from fiscal year 2006. Columns for stock and options awards have not been provided, as the Company does not issue securities to its employees for services. While the Company has not granted any bonus or non-equity incentive plan compensation in either of the last two years, those columns are reproduced because the Company may pay such amounts in future periods.

(2)

J. Alan Lindauer served as CEO & President of the Company through March 31, 2007. Mr. Lindauer ceased to draw a salary on December 31, 2006. Mr. Lindauer’s All Other Compensation column for 2006 has been revised to remove payments of $157,351 received by Mr. Lindauer in 2006 for his service on the Board of Directors of Billing Services Group, Ltd. (“BSG”). The Company has determined that Mr. Lindauer was appointed to the Board of BSG for reasons unrelated to his service to the Company.

(3)	Mr. Earley served as the Business Development officer of the Company until April 1, 2007, when he was appointed as the Company’s Chief Executive Officer.
(4)	Mr. Speroni servied as the Director of Research of the Company until April 1, 2007, when he was appointed as the Company’s President.
(5)

Mr. McDonald served as CFO, Treasurer and Secretary of the Company during the entire fiscal year ended June 30, 2007 and was replaced by Julie H. Stroh as of August 28, 2007. As Ms. Stroh did not assume office until after the end of fiscal year 2007, her compensation is not reflected in this table.

Discussion of Salary

The Company had a number of changes in its Named Executive Officers in fiscal year 2007. These changes in personnel over the course of the year resulted in changes in executive compensation that were not anticipated at the beginning of the year.

First, J. Alan Lindauer began fiscal year 2007 as the Company’s President and CEO. His planned salary for the year was $183,612, an increase of 4.6% from fiscal year 2006. Mr. Lindauer voluntarily decided not to accept any further salary payments after December 31, 2006. From the beginning of the fiscal year through December 31, 2006, Mr. Lindauer received salary payments of $91,806. Mr. Lindauer retired from his positions as President and CEO effective as of April 1, 2007 and served through March 31, 2007.

Second, Franklin P. Earley began fiscal year 2007 as the Company’s Business Development Officer. His planned salary for the year in this position was $90,000. Mr. Earley served as the Company’s Business Development Officer from August 1, 2006 through March 31, 2007 and received salary payments of $60,000. Effective April 1, 2007, Mr. Earley was appointed as the Company’s CEO. In this role, his annual salary was $150,000. From April 1, 2007, Mr. Earley received a salary of $37,500 in his position as CEO. Mr. Earley’s annual salary for the two positions was $97,500.

Third, Martin N. Speroni began fiscal year 2007 as the Company’s Director of Research. His planned salary for the year in this position was $133,536, an increase of 5.1% over fiscal year 2006. In January 2007, his salary was increased to $135,000, an increase of 1%. Mr. Speroni served as the Company’s Director of Research from the beginning of the fiscal year through March 31, 2007 and received salary payments of $100,518. Effective April 1, 2007, Mr. Speroni was appointed as the Company’s President. In this role, his annual salary was $135,000. From April 1, 2007 through the end of the fiscal year, Mr. Speroni received a salary of $33,750 in his position as President. Mr. Speroni’s annual salary for the two positions was $134,268.

Finally, Gerald T. McDonald served as the Company’s CFO, Secretary and Treasurer throughout fiscal year 2007. His planned salary for the year in this position was $134,606, an increase of 4.56% from fiscal year 2006. Mr. McDonald ceased to serve in these roles effective August 28, 2007.

Description of All Other Compensation

The category “All Other Compensation” includes the following items:

•	401(k) match

•	dental insurance premiums

•	health insurance premiums

•	basic life insurance premiums

•	long term disability insurance premiums

Other than as disclosed above with regard to J. Alan Lindauer, no Named Executive Officer received director fees by virtue of their service on any boards of directors of entities in which the Company invests.

The Company does not have a stock option plan.

401(k) Plan

In July of 1998, the Company adopted a profit sharing and thrift plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees of the Company may elect to participate and contribute a portion of their annual salary in the 401(k) Plan, up to the statutory cap on contributions. The Company may make matching contributions and the amount of such contributions, if any, will be determined by the Company each year. The Company made 100% matching contributions of the first 6% of each participating employee’s contributions to the 401(k) Plan during the fiscal year ended June 30, 2007.

Directors’ Compensation

For the first two Board meetings in fiscal year 2007, directors and members of the committees of the Board of Directors received $125 for each meeting they attended. Beginning with the September 2006 meeting of the Board of Directors, the fee was

$100 per meeting attended. Directors who are also employees of the Company received no compensation from the Company in their capacity as directors. The Company reimburses all of its Directors for travel and out of pocket expenses in connection with their attendance at meetings of the Board of Directors and committees of the Board. The following table contains information concerning the compensation paid to the Company’s Directors for attendance of Board and committee meetings during the fiscal year ended June 30, 2007:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
James E. Andrews	$1,000	$0	$1,000
J. W. Whiting Chisman, Jr.	1,025	0	1,025
O. L. Everett	750	0	750
Eric L. Fox	1,250	0	1,250
Marvin S. Friedberg	650	0	650
Roger L. Frost	825	0	825
Henry U. Harris III	525	0	525
T. Richard Litton, Jr.	550	0	550
Peter M. Meredith, Jr.	1,450	0	1,450
Augustus C. Miller	0	0	0
Juan M. Montero II	1,150	0	1,150

“Interested Person” Directors
Franklin P. Earley	0	0	0
J. Alan Lindauer(2)	300	0	300
Kenneth R. Lindauer(3)	0	0	0

(1)

This chart does not disclose any Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, or Change in Pension Value and Nonqualified Deferred Compensation Earnings because the Company does not pay or provide any such compensation to its Directors for service as Directors. The sole payments made to Directors are cash payments of $125 or $100 (as described above) for meeting attendance.

(2)	J. Alan Lindauer received director fees only after his resignation employment with the Company for the three (3) meetings he attended as a non-employed officer of the Company.
(3)

Kenneth R. Lindauer is included because he will be an interested person director for fiscal year 2008; however, he did not become a director of the Company until July 1, 2007 and thus received no compensation for any Board meetings.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

This report describes the Company’s executive officer compensation strategy, the components of the compensation program, and the manner in which the 2007 compensation determinations were made for each of the Company’s Chief Executive Officers, J. Alan Lindauer and Franklin P. Earley, and the Company’s other executive officers (collectively, the “Executive Officers”).

In addition to the information set forth above under “Executive Compensation,” the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company’s Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company’s Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee is an executive officer or employee of the Company.

Compensation Philosophy

The compensation of the Company’s Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer’s previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company’s profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer’s compensation package during fiscal year 2007 were (i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See “Bonus Program” below. Prior to May 1, 2007, the Company also awarded stock options; however, the Company terminated its employee stock option plan and cancelled all outstanding options granted thereunder effective immediately on May 1, 2007.

Bonus Program

The Company has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company. No bonuses or other non-equity incentive plan compensation was paid during fiscal year 2007.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

Section 162(m) of the Internal Revenue Code (“162(m)”) precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee has concluded that 162(m) will not impact the Company during fiscal year 2007 because compensation in excess of $1 million will not be paid to any employee of the Company.

•	J. W. Whiting Chisman, Jr.

•	Peter M. Meredith, Jr.

THE PRECEDING “COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS” AND THE AUDIT COMMITTEE REPORT APPEARING ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, together with rules promulgated by the SEC pursuant to the Investment Company Act, requires directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or representations that no other reports were required, we believe that Mr. McDonald failed to timely file one transaction on Form 4, which will be promptly corrected. The Company is not aware of any other untimely filings.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

The Company’s Audit Committee has selected and approved PKF Witt Mares, PLC as the Company’s independent auditor to audit the financial statements of the Company for the fiscal year ending June 30, 2008, and the Audit Committee desires that such appointment be ratified by the Company’s shareholders. PKF Witt Mares, PLC audited the Company’s financial statements for the fiscal year ended June 30, 2007. A representative of PKF Witt Mares, PLC will be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Ratification by the shareholders of the appointment of PKF Witt Mares, PLC requires the affirmative vote of the majority of the votes cast at the Annual Meeting.

Fees Paid to Principal Accountants

The following table sets forth the professional fees paid to the Company’s independent auditor by the Company for professional services rendered for the Company’s last two completed fiscal years.

	2007	% of Total	2006	% of Total
Audit fees(1)	$50,000	86.2%	$52,000	78.2%

Audit-related fees(2)	0	0	9,600	14.4

Tax fees(3)	5,000	8.6	3,000	4.5

All other fees(4)	3,000	5.2	1,925	2.9

Total	$58,000	100%	$66,525	100.0%

(1)	These fees are paid for professional services rendered for the audit of the Company’s financial statements for fiscal 2007 and 2006.
(2)	These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of Company’s financial statements that are not reported under “Audit fees” above, including consultations regarding internal controls and financial accounting and reporting matters.
(3)	These are fees paid for professional services rendered for tax compliance, tax planning, and tax advice.
(4)	These are fees for permissible work performed by PKF Witt Mares, PLC that does not fall within the specifications of the above categories. This did not include any services for financial information system design or implementation.

The Company’s Audit Committee pre-approves all audit, audit-related and non-audit services provided by our independent auditor, PKF Witt Mares, PLC. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PKF WITT MARES, PLC AS THE COMPANY’S INDEPENDENT AUDITOR.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by proxies will be voted on such matters in accordance with the discretion of the holders of such proxies.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors as it does not receive a significant amount of such communications; however, any shareholder may submit written communications to Julie H. Stroh, Secretary, Waterside Capital Corporation, 500 East Main Street, Suite 800, Norfolk, Virginia 23510, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual Director or Directors addressed.

SHAREHOLDER PROPOSALS

The next Annual Meeting will be held on or about November 19, 2008. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than July 22, 2008. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is October 4, 2008. All such proposals and notifications should be sent to Julie H. Stroh, the Secretary of the Company, at the Company’s principal executive offices, 500 East Main Street, Suite 800, Norfolk, Virginia 23510.

GENERAL

The Company’s 2007 Annual Report to Shareholders accompanies this Proxy Statement. The 2007 Annual Report does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Report on Form N-SAR for the year ended June 30, 2007 (the “Form N-SAR”), as filed with the SEC, without charge. Please direct written requests for a copy of the Form N-SAR to: Julie H. Stroh, Chief Financial Officer, Waterside Capital Corporation, 500 East Main Street, Suite 800, Norfolk, VA 23510.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

By Order of the Board of Directors

/s/ Julie H. Stroh
Julie H. Stroh, Secretary
October 25, 2007

REVOCABLE PROXY WATERSIDE CAPITAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 20, 2007 AT 11:00 A.M. EASTERN TIME

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated October 25, 2007, hereby appoints J.W. Whiting Chisman, Jr. and Peter M. Meredith, Jr. (each with the power to act alone), as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Waterside Capital Corporation held of record by the undersigned on October 16, 2007, at the 2007 Annual Meeting of Shareholders to be held on November 20, 2007, and any adjournment thereof.

1. To elect 7 directors to hold office for a term of one year and until their respective successors are elected and qualified;

FOR:   ☐    WITHHOLD:   ☐    FOR ALL EXCEPT:   ☐

NOMINEES:

Peter M. Meredith, Jr., James E. Andrews, J. W. Whiting Chisman, Jr., Franklin P. Earley, Eric L. Fox, Kenneth R. Lindauer, and Juan M. Montero, II

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Please be sure to sign and date this Proxy in the box below.

2. To ratify the appointment of PKF Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2008.

FOR:  ☐    WITHHOLD:  ☐

3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHEN NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR 1 AND 2 ABOVE.

Shareholder sign above Co-holder (if any)	Date Date
Detach above card, sign, date and mail in postage paid envelope provided.

WATERSIDE CAPITAL CORPORATION

NOTE: Please sign your name(s) exactly as they appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If any attorney, guardian, administrator, executor, or trustee, please give full title as such. If a partnership, sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.